                                   Exhibit 11

                 Schedule of Computations of Per Share Earnings

                                                                 Quarter ended   Six months ended
                                                                 June 30, 1997     June 30, 1997
                                                                 ------------      ------------
                                                      PRIMARY

Income before extraordinary item for primary earnings
   per common share                                              $  1,743,978      $  3,157,488
Extraordinary item - loss on extinguishment of debt                (1,787,428)       (1,856,271)
                                                                 ------------      ------------
Net income (loss) for primary earnings per common share          $    (43,450)     $  1,301,217
                                                                 ============      ============

Weighted average number of common shares outstanding                9,693,814         9,564,525
Add: common share equivalents (determined using
   the "treasury stock" method) representing shares issuable
   upon exercise of employee stock options                            107,257           116,985
Add: common share equivalents (determined using
   the "treasury stock" method) representing shares issuable
   upon conversion of limited partnership units                       374,762           374,762
                                                                 ------------      ------------
Weighted average number of shares used in calculation
   of primary earnings per share                                   10,175,833        10,056,762
                                                                 ============      ============

Primary earnings per share:
Income before extraordinary item                                 $       0.17      $       0.31
Extraordinary item - loss on extinguishment of debt                     (0.17)            (0.18)
                                                                 ------------      ------------
Net income                                                       $       0.00      $       0.13
                                                                 ============      ============

                                                                     (Continued)

                                  FULLY DILUTED

Income before extraordinary item attributable to common stock     $  1,743,978      $  3,157,488
Add: minority interests attributable to limited
   partnership units assuming conversion of such units                   7,139           238,371
                                                                  ------------      ------------
Income before extraordinary item for fully diluted
    earnings per share                                               1,751,117         3,395,859
Extraordinary item - loss on extinguishment of debt                 (1,787,428)       (1,856,271)
                                                                  ------------      ------------
Net income (loss) for fully diluted earnings per share            $    (36,311)     $  1,539,588
                                                                  ============      ============
Weighted average number of shares used in calculation
   of primary earnings per share                                    10,175,833        10,056,272
Add incremental shares representing:
Additional common share equivalents relating to employee
   stock options*                                                       39,297            29,569
Shares issuable upon conversion of limited partnership
   units not in primary earnings per share calculation               2,625,683         2,421,472
                                                                  ------------      ------------
Weighted average number of shares used in calculation
   of fully diluted earnings per share                              12,840,813        12,507,313
                                                                  ============      ============
Fully diluted earnings per share:
Income before extraordinary item                                  $       0.14      $       0.27
Extraordinary item--loss on extinguishment of debt                       (0.14)            (0.15)
                                                                  ------------      ------------
Net income                                                        $       0.00      $       0.12
                                                                  ============      ============

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* For purposes of determining the common share equivalents on a fully diluted basis, the greater of the closing stock price or the average price is used, resulting in additional common share equivalents.